As filed with the Securities and Exchange Commission on December 16, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Pacer Funds Trust
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

500 Chesterfield Parkway
Malvern, Pennsylvania 19355
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Pacer US Cash Cows Bond ETF	Cboe BZX Exchange, Inc.
Pacer Solactive Whitney Future of Warfare ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	✓

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act Registration file number to which this form relates: 333-201530

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

This Amendment No. 1 to Form 8-A is being filed by the registrant for the purpose of amending and supplementing the description of the registrant’s securities contained in the Form 8-A filed by the registrant with respect to its series listed above with the Securities and Exchange Commission (the “SEC”) on December 16, 2024 File No. 001-37422, Accession No. 0000894189-24-007272).

Item 1.Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 120 to the Registrant’s Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-24-007264) on December 13, 2024, which is incorporated herein by reference.

The Trust currently consists of 64 separate series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Pacer US Cash Cows Bond ETF	33-1858104
Pacer Solactive Whitney Future of Warfare ETF	33-1842597

Item 2.Exhibits

A.
Registrant's Certificate of Trust dated August 12, 2014 was previously filed with the Registrant’s Initial Registration Statement on January 15, 2015 (File Nos. 333-201530 and 811-23024) and is incorporated herein by reference.

B.
Registrant's Declaration of Trust dated December 20, 2021 was previously filed with the Registrant’s Registration Statement on April 6, 2022 (File Nos. 333-201530 and 811-23024) and is incorporated herein by reference.

C.
Registrant's By-Laws dated August 12, 2014 were previously filed with the Registrant’s Initial Registration Statement on January 15, 2015 (File Nos. 333-201530 and 811-23024) and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Pacer Funds Trust

December 16, 2024

/s/ Joe M. Thomson
Joe M. Thomson President